[MILLER, CANFIELD, PADDOCK AND STONE P.L.C. LETTERHEAD]


                                January 28, 2000





To the Banks and the Agent
  Referred to Below
c/o Wachovia Bank, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303

Dear Sirs:

         We have acted as counsel for La-Z-Boy Incorporated, a Michigan corporation (the "Borrower"), in connection with the Credit Agreement (the "Credit Agreement") dated as of January 28, 2000, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

         In connection with the delivery of our legal opinion, we have reviewed the following documents:

         (1)      A copy of the Credit Agreement executed by the Borrower; and

         (2)      Copies of the Notes executed by the Borrower.

         As to certain questions of fact material to our opinions, we have relied upon a certificate of an officer of the Borrower (the "Officer's Certificate"), which reliance we deem appropriate in the circumstances. A copy of the Officer's Certificate is attached hereto as Exhibit A.

         In rendering our opinion, we have also examined certified copies of the following instruments or documents:

         (1) a copy of the articles of incorporation of the Borrower certified by the Michigan Corporation, Securities and Land Development Bureau (the "Bureau") on January 6, 2000;

         (2) the "Bank Certificate" referred to in the Officer's Certificate and the documents attached thereto;

         (3) a good standing certificate relating to the Borrower issued by the Bureau on January 6, 2000;

         (4) copies of the articles of incorporation of LZB Acquisition Corp., England/Corsair, Inc., LZB Properties, Inc., LZB Florida Realty, Inc. and La-Z-Boy Logistics, Inc. (collectively, the "Michigan Subsidiaries") certified by the Bureau on January 6, 2000;

         (5)      a certified copy of the bylaws of each Michigan Subsidiary;

         (6) a good standing certificate relating to each Michigan Subsidiary issued by the Bureau on January 6, 2000;

         (7) a certified copy of the resolution adopted by the Board of Directors of each Michigan Subsidiary authorizing each Michigan Subsidiary to consummate the transactions contemplated in the Credit Agreement;

         (8) Proxy Statement/Prospectus dated December 23, 1999 relating to the Borrower's acquisition of LADD Furniture, Inc. (the "Prospectus"); and

         (9) such other instruments and documents as we have deemed relevant and necessary as basis for the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have also assumed, with your permission and without independent verification, that:

         1. the signatures of persons signing all documents in connection with which our opinions herein are rendered are genuine and (other than officers of the Borrower) authorized;

         2. all documents submitted to us as originals or duplicate originals are authentic;

         3. all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

         4. all parties (other than the Borrower and Michigan Subsidiaries) to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, are in compliance with all applicable laws, rules, and regulations which would have an effect on the opinions contained herein, and have full power and authority to execute, deliver and perform under such documents, and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, have been or will be prior to the effectiveness of this letter duly executed by such parties and have been or will be duly delivered prior to the effectiveness of this letter by such parties; and

         5. the Credit Agreement constitutes the valid and binding obligation of each party thereto (other than the Borrower);

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Borrower is a corporation validly existing and in good standing under the laws of Michigan and has all corporate powers required to carry on its business as described in the Prospectus.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (i) are within the Borrower's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Michigan or United States federal governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable Michigan or United States federal law or regulation or of the articles of incorporation or bylaws of the Borrower or of any Identified Agreement (as defined in the Officer's Certificate) or Identified Judgment (as defined in the Officer's Certificate) and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         3. If their validity, binding effect, and enforceability were determined under Michigan law, the Credit Agreement would constitute a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes would constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. We note that the Credit Agreement and Notes provide that they are to be governed by Georgia law.

         4. Each of the Michigan Subsidiaries is a corporation validly existing and in good standing under the laws of State of Michigan, and has all corporate powers required to carry on its business as described in the Prospectus.

         5. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended

         6. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         7. A Michigan court or a federal court applying the choice of law principles prevailing under the laws of Michigan to which the question is presented will give effect to the provisions in the Credit Agreement and the Notes choosing the laws of Georgia as the governing law thereof to the extent that such choice of law would be given effect under Section 187 of the Restatement of Law, Conflicts of Law 2d.

         Based solely on a review of litigation matters in which our firm is representing the Borrower or a Michigan Subsidiary and on the Officer's Certificate, we hereby confirm that, to our knowledge, there is no action, suit, or proceeding pending or overtly threatened in writing against the Borrower or any Michigan Subsidiary before any court, arbitrator, or governmental body, agency, or official that: (a) in any manner questions the validity or enforceability of the Credit Agreement or any Note; or; (b) was required to have been disclosed in the Prospectus by the Securities Act of 1933 and the applicable rules and regulations of the Securities and Exchange Commission (or that would have been so required to have been disclosed if the same had been pending or threatened on the date of the Prospectus) and was not so disclosed.

         The matters set forth above are subject to the following assumptions, limitations, and qualifications:

         A. The opinions expressed in paragraph 3 are qualified to the extent that enforceability may be limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, re-arrangement, liquidation, conservatorship, moratorium or other laws from time to time in effect affecting or relating to the rights of the parties, including the enforcement of creditors' rights generally or the collection of debtors' obligations generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) the doctrines of good faith and commercial reasonableness, (iv) applicable laws which may affect the remedies, covenants and provisions provided therein, particularly where a court having competent personal and subject matter jurisdiction finds that such remedies, covenants or provisions were at the time made, or are in application, unconscionable as a matter of law or public policy, which laws do not in our opinion make the remedies, covenants and provisions provided therein inadequate for the practical realization of the benefits intended to be provided thereby, and (v) the unenforceability of purported waivers of claims, rights, benefits and defenses.

          B. We express no opinion with regard to the availability of the remedies of specific performance and injunctive and other forms of equitable relief, or the availability of attorneys' fees.

         C. Our opinions are subject to generally applicable rules of law which:
(i) limit the availability of a remedy under certain circumstances where another remedy has been elected; (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (iii) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; or (iv) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction (to the extent the action or inaction involves negligence, willful misconduct, unlawful conduct, or breach of its contractual obligations to the other party) or liabilities under federal or state securities laws.

         D. We express no opinion with respect to the enforceability of any provisions of the Credit Agreement or the Notes with respect to late charges, indemnities, forfeitures, liquidated damages, compounding of interest, interest on interest, limitations on damages, or prepayment premiums or penalties, if any, and we express no opinion as to whether any of the fees or commissions provided for in the Credit Agreement or the Notes or related documents may be regarded as interest for purposes of applying Michigan's usury and other laws regulating the payment or charging of interest or whether such fees or commissions are reasonable.

         E. The opinions contained herein are given as of the date of this letter, are limited to the effect of the present internal laws of the State of Michigan and, to the extent applicable, the federal laws of the United States of America and of no other state or jurisdiction, and are based on the statutes, the published and reported judicial and administrative decisions, and the rules and regulations of the governmental agencies of such jurisdictions. However, we express no opinion as to any laws, rules, or regulations of any political subdivisions of the State of Michigan. Any change in the laws (including an interpretation or relevant holding) may be applied retroactively, and we assume no responsibility to advise you of any changes in laws.

         F. In this letter, "our knowledge" and any similar expressions mean, the actual awareness of those attorneys in our office who have directly participated in the preparation of this letter or have been involved in negotiation of the Credit Agreement and the related documents.

         G. We express no opinion with respect to the effect of any Michigan or federal securities, pension, benefit, trade regulation, antitrust, tax, intellectual property, labor, zoning, land use, or environmental laws or regulations which may be applicable to the Credit Agreement and the related documents or the transactions contemplated thereby.

         This opinion letter addresses only with the specific legal issues specifically set forth herein, and there are no implied opinions.

         For purposes of rendering the opinions in paragraphs 2 and 3, we have assumed that the interest rate specified in the Credit Agreement and the Notes will not exceed 25% simple interest annually (including as interest all items which a court would consider to constitute interest no matter how denominated). Furthermore, under the laws of Michigan, an agreement to pay interest on overdue interest made before such interest becomes overdue is enforceable only if the rate set forth in the relevant agreement is not greater than 10% per annum.

         This letter is delivered to you in connection with the transaction referenced above and may not be relied upon in connection with any other transaction. No one other than you or any Assignee, Participant or other Transferee under the Credit Agreement may rely upon this letter without our prior written consent. Except for reproductions for inclusions in the transcripts of the documentation relating to the Credit Agreement and for delivery to any governmental or regulatory authorities having jurisdiction over the Agent or Banks, this opinion may not be copied or otherwise reproduced or quoted from or in any other way made public, in whole or in part, without our prior written consent.



                                     Very truly yours,
                                     Miller, Canfield, Paddock and Stone, P.L.C.

                                  $150,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                January 28, 2000

                                      among

                              LA-Z-BOY INCORPORATED

                             The Banks Listed Herein

                                       and

                              WACHOVIA BANK, N.A.,
                                    as Agent


                                TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE I.


                                   DEFINITIONS

SECTION 1.01         Definitions. ...............................................................................1
SECTION 1.02         Accounting Terms and Determinations........................................................11
SECTION 1.03         Use of Defined Terms.......................................................................11
SECTION 1.04         Terminology. ..............................................................................11
SECTION 1.05         References.................................................................................11

                                   ARTICLE II.


                                   THE CREDITS

SECTION 2.01         Commitments to Make Loans..................................................................12
SECTION 2.02         Method of Borrowing Loans. ................................................................12
SECTION 2.03         Notes. ....................................................................................13
SECTION 2.04         Maturity of Loans. ........................................................................14
SECTION 2.05         Interest Rates.............................................................................14
SECTION 2.06         Fees.......................................................................................15
SECTION 2.07         Optional Termination or Reduction of Commitments. .........................................15
SECTION 2.08         Mandatory Reduction and Termination of Commitments.........................................15
SECTION 2.09         Optional Prepayments.......................................................................16
SECTION 2.10         Mandatory Prepayments......................................................................16
SECTION 2.11         General Provisions as to Payments..........................................................16
SECTION 2.12         Computation of Interest and Fees...........................................................18

                                  ARTICLE III.


                                   CONDITIONS

SECTION 3.01         Conditions to Closing......................................................................18
SECTION 3.02         Conditions to First Borrowing. ............................................................19
SECTION 3.03         Conditions to All Borrowings. .............................................................20

                                   ARTICLE IV.


                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01         Corporate Status...........................................................................21
SECTION 4.02         Authority; No Conflict.....................................................................21

                                       i


SECTION 4.03         Binding Effect.............................................................................21
SECTION 4.04         Governmental Approval......................................................................21
SECTION 4.05         Litigation.................................................................................21
SECTION 4.06         ERISA......................................................................................22
SECTION 4.07         Financial Information. ....................................................................22
SECTION 4.08         Title to Properties; Liens.................................................................22
SECTION 4.09         Investments. ..............................................................................22
SECTION 4.10         Taxes......................................................................................22
SECTION 4.11         Representations and Warranties True........................................................23
SECTION 4.12         Environmental Compliance...................................................................23
SECTION 4.13         No Default.................................................................................23
SECTION 4.14         Margin Stock. .............................................................................23
SECTION 4.15         Investment Company. .......................................................................23
SECTION 4.16         Public Utility Holding Company.............................................................23
SECTION 4.17         Compliance with Laws.......................................................................23
SECTION 4.18         Subsidiaries...............................................................................23
SECTION 4.19         Full Disclosure............................................................................23

                                   ARTICLE V.


                                    COVENANTS

SECTION 5.01         Preservation of Existence, Etc.............................................................24
SECTION 5.02         Keeping of Books...........................................................................24
SECTION 5.03         Reporting Requirements.....................................................................24
SECTION 5.04         Taxes. ....................................................................................25
SECTION 5.05         Inspections................................................................................25
SECTION 5.06         Computation of Financial Tests.............................................................25
SECTION 5.07         Governmental and Other Approvals.......................................................... 26
SECTION 5.08         Insurance..................................................................................26
SECTION 5.09         Compliance with ERISA......................................................................26
SECTION 5.10         Ratio of Consolidated Total Funded Debt to Consolidated Total Capital..................... 26
SECTION 5.11         Fixed Charge Coverage Ratio................................................................26
SECTION 5.12         Compliance with Laws.......................................................................26
SECTION 5.13         Notice of Litigation...................................................................... 26
SECTION 5.14         Maintenance of Property................................................................... 26
SECTION 5.15         Environmental Notices..................................................................... 27
SECTION 5.16         Environmental Release......................................................................27
SECTION 5.17         Encumbrances...............................................................................27
SECTION 5.18         Acquisitions...............................................................................27
SECTION 5.19         Transactions with Affiliates.............................................................. 27
SECTION 5.20         Merger or Consolidation................................................................... 27
SECTION 5.21         Disposition of Assets......................................................................28
SECTION 5.22         Dissolution................................................................................28
SECTION 5.23         Change in Fiscal Year. ....................................................................28
SECTION 5.24         Environmental Matters......................................................................28
SECTION 5.25         Subsidiaries...............................................................................28
                                       ii



                                   ARTICLE VI.


                                    DEFAULTS

SECTION 6.01         Events of Default..........................................................................28
SECTION 6.02         Notice of Default. ........................................................................30

                                  ARTICLE VII.


                                    THE AGENT

SECTION 7.01         Appointment, Powers and Immunities.........................................................30
SECTION 7.02         Reliance by Agent..........................................................................31
SECTION 7.03         Defaults...................................................................................31
SECTION 7.04         Rights of Agent and its Affiliates as a Bank...............................................31
SECTION 7.05         Indemnification............................................................................32
SECTION 7.06         CONSEQUENTIAL DAMAGES......................................................................32
SECTION 7.07         Payee of Note Treated as Owner.............................................................32
SECTION 7.08         Non-Reliance on Agent and Other Banks......................................................32
SECTION 7.09         Failure to Act.............................................................................33
SECTION 7.10         Resignation or Removal of Agent............................................................33

                                  ARTICLE VIII.


                      CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01         Basis for Determining Interest Rate Inadequate or Unfair. .................................33
SECTION 8.02         Illegality.................................................................................34
SECTION 8.03         Increased Cost and Reduced Return. ........................................................34
SECTION 8.04         Base Rate Loans Substituted for Euro-Dollar Loans..........................................35
SECTION 8.05         Compensation...............................................................................36

                                   ARTICLE IX.


                                  MISCELLANEOUS

SECTION 9.01         Notices....................................................................................36
SECTION 9.02         No Waivers.................................................................................36
SECTION 9.03         Expenses; Documentary Taxes; Indemnification...............................................37
SECTION 9.04         Setoffs; Sharing of Set-Offs...............................................................37
SECTION 9.05         Amendments and Waivers.....................................................................38
SECTION 9.06         Margin Stock Collateral....................................................................39
SECTION 9.07         Successors and Assigns.....................................................................39
SECTION 9.08         Confidentiality............................................................................41
SECTION 9.09         Representation by Banks....................................................................41

                                      iii

SECTION 9.10         Obligations Several........................................................................41
SECTION 9.11         Survival of Certain Obligations............................................................41
SECTION 9.12         Georgia Law................................................................................41
SECTION 9.13         Severability...............................................................................41
SECTION 9.14         Interest...................................................................................41
SECTION 9.15         Interpretation.............................................................................42
SECTION 9.16         Consent to Jurisdiction....................................................................42
SECTION 9.17         Counterparts...............................................................................42



SCHEDULE 5.20     Existing Liens

EXHIBIT A         Form of Note
EXHIBIT B         Form of Opinion of Counsel for the Borrower
EXHIBIT C         Form of Opinion of Special Counsel for the Agent
EXHIBIT D         Form of Funding Certificate
EXHIBIT E         Form of Secretary's Certificate
EXHIBIT F         Form of Assignment and Acceptance
EXHIBIT G         Form of Notice of Borrowing
EXHIBIT H         Form of Guaranty
EXHIBIT I         Form of Indemnity, Subrogation and Contribution Agreement

                                CREDIT AGREEMENT

         AGREEMENT dated as of January 28, 2000, among LA-Z-BOY INCORPORATED, the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

         "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires from any Person other than a Wholly Owned Subsidiary equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person (other than a Wholly Owned Subsidiary) a Subsidiary of the Borrower, or causes any Person (other than a Wholly Owned Subsidiary) to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases from any Person other than a Wholly Owned Subsidiary all or substantially all of the business or assets of any Person; provided that, notwithstanding the foregoing, the formation and capitalization of a Wholly Owned Subsidiary shall not constitute an Acquisition.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

         "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

         "Agent's Letter Agreement" means that certain letter agreement, dated as of December 14, 1999, among the Borrower, the Agent and Wachovia Securities, Inc. relating to certain fees from time to time payable by the Borrower to the Agent and Wachovia Securities, Inc., together with all amendments and modifications thereto.

         "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

         "Applicable Margin" has the meaning set forth in Section 2.05(a).

         "Assignee" has the meaning set forth in Section 9.07(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit F.

         "Authority" has the meaning set forth in Section 8.02.

         "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

         "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

         "Borrower" means La-Z-Boy Incorporated, a Michigan corporation, and its successors and permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

         "Capitalized Lease" shall mean any lease of property (real, personal or mixed) the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles or for which the amount of the asset and liability thereunder as so capitalized should be disclosed in a note to such balance sheet.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations and amendments.

         "Change of Law" shall have the meaning set forth in Section 8.02.

         "Closing Date" means January 28, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

         "Commitment Fee Payment Date" means each March 31, June 30, September 30 and December 31.

         "Consolidated Net Worth" means, at any time, shareholders' equity of the Borrower and its Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth, and (ii) Consolidated Total Funded Debt.

         "Consolidated Total Funded Debt" means at any date the Debt of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument with an expiration date more than one year from such date,
(viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

         "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any state or territory of the United States of America.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any of their respective properties, including but not limited to any such requirement under CERCLA or similar state legislation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

         "Fixed Charge Coverage Ratio" shall mean as at any date of determination thereof, a ratio (i) the numerator of which shall be equal to Net Income plus income taxes of the Borrower and its Subsidiaries plus Interest Expense, all of which accrued during the preceding four fiscal quarter quarters, and (ii) the denominator of which shall be the sum of Interest Expense and Rentals for such period.

         "Funding Certificate" has the meaning set forth in Section 3.02(a).

         "GAAP" means generally accepted accounting principles consistently applied.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means each of the Domestic Subsidiaries existing on the Closing Date and any other Domestic Subsidiary which shall become a party to the Guaranty at any time after the Closing Date.

         "Guaranty" means the Guaranty Agreement dated as of even date herewith executed by each Guarantor in favor of the Agent, substantially in the form attached hereto as Exhibit H, as modified, amended, supplemented or restated from time to time.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among the Borrower, the Guarantors and the Agent, substantially in the form attached hereto as Exhibit I, as modified, amended, supplemented or restated from time to time.

         "Interest Expense" means, with respect to any period, the sum of the amount of interest paid or accrued by the Borrower and its Subsidiaries in respect of such period.

         "Interest Period" means with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

         "LADD" means LADD Furniture, Inc., a North Carolina corporation.

         "LADD Acquisition" means the acquisition by the Borrower of LADD through the merger of LZB Acquisition Corp., a Michigan corporation, with and into LADD.

         "LADD Acquisition Agreement" means the Agreement and Plan of Merger dated as of December 13, 1999 among the Borrower, LADD and LZB Acquisition Corp., a Michigan corporation, as amended to the Closing Date, pursuant to which the LADD Acquisition will be consummated.

         "LADD Indebtedness" means all obligations of LADD under that certain Loan and Security Agreement dated as of July 12, 1996, as amended and amended and restated, among LADD, certain subsidiaries of LADD, certain lenders party thereto, and Bank of America, N.A., as agent.

         "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, a Person shall be deemed to own subject to a Lien any proceeds of a sale with recourse of accounts receivable, any asset leased under any "sale and lease back" or similar arrangement and any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

         "Loan Documents" means this Agreement, the Notes, the Guaranty, the Indemnity, Subrogation and Contribution Agreement, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

         "Net Income" means for any period the net income (or the net deficit if expenses and charges exceed revenues and other proper income credits) of the Borrower and its Subsidiaries for such period taken as one accounting period, determined in accordance with GAAP.

         "Net Proceeds of Debt" means any proceeds received by the Borrower or a Subsidiary in respect of the incurrence or the private or public issuance of Debt of the Borrower or such Subsidiary, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with the incurrence or issuance of such Debt.

         "Net Proceeds of Stock" means any proceeds received by the Borrower or a Subsidiary in respect of the private or public issuance of stock, membership interest or other equity interest of the Borrower or such Subsidiary (but excluding stock, membership interests or other equity interests issued to any member of the board of directors of the Borrower or any Subsidiary or any employee of the Borrower or any Subsidiary), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with the issuance of such stock, membership interest or other equity interest.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Note" means any one of such Notes.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Officer's Certificate" has the meaning set forth in Section 3.01(f).

         "Participant" has the meaning set forth in Section 9.07(b).

         "Pay-Off Letter" means the letter agreement dated January 28, 2000 among Bank of America, N.A., as administrative agent, LADD and the Agent, relating to the repayment of the LADD Indebtedness, in form and substance satisfactory to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" means any Acquisition (a) which is of a Person engaged in the same or similar line or lines of business as the Borrower or any of its Subsidiaries, and (b) which has been approved by the Board of Directors of the Person to be acquired in connection with such Acquisition.

         "Permitted Encumbrances" shall mean, with respect to any Person:

         (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

         (b) mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens and encumbrances arising in the ordinary course of business and securing obligations of such

Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens and encumbrances shall have been duly suspended; and
(ii) such provision for the payment of such Liens and encumbrances has been made on the books of such Person as may be required by GAAP;

         (c) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

         (d) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP; and

         (e) any easements, restrictions, mineral, oil, gas and mining rights and reservations and defects in title with respect to real property which do not individually or in the aggregate materially detract from the value thereof.

         "Permitted Receivables" shall mean the indebtedness of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Borrower, which shall include the right to payment of any interest or finance charges and other obligations of such obligor with respect thereto.

         "Permitted Receivables Purchase Facility" shall mean any agreement of the Borrower providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered to be sales under generally accepted accounting principles as in effect from time to time in the United States of America) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables by way of guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder) other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

         "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Rentals" with respect to any Person shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by such Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         "Reportable Event" means a Reportable Event as defined in Section 4043(b) of ERISA, which event could have a Material Adverse Effect.

         "Required Banks" means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66-2/3% of the aggregate outstanding principal amount of the Notes.

         "Security" has the meaning assigned to such term in Section 2(1) of the Securities Act of 1933, as amended.

         "Stock" of any Person means any capital stock or other equity Security, of any classification, of such Person.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Taxes" has the meaning set forth in Section 2.11(c).

         "Termination Date" means July 28, 2001.

         "Third Parties" means all lessees, sublessees, licensees and other users of the properties of the Borrower and its Subsidiaries, excluding those users of such properties in the ordinary course of the Borrower's and its Subsidiaries' business and on a temporary basis.

         "Total Unused Commitments" means at any date, an amount equal to: (i) the aggregate amount of the Commitments of all of the Banks at such time, less
(ii) the aggregate outstanding principal amount of the Loans of all of the Banks at such time.

         "Transferee" has the meaning set forth in Section 9.07(d).

         "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

         "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents:
(i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.03 hereof, shall mean the financial statements referred to in Section 4.07).

         SECTION 1.03 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

         SECTION 1.04 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 1.05 References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                  ARTICLE II.

                                   THE CREDITS

         SECTION 2.01 Commitments to Make Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made, the aggregate outstanding principal amount of Loans by such Bank shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow under this Section at any time before the Termination Date.

         SECTION 2.02 Method of Borrowing Loans.The Borrower shall give the Agent notice in the form attached hereto as Exhibit G (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)     the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

         (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

         (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

         (g) Notwithstanding anything to the contrary contained herein, there shall not be more than [__] different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

         SECTION 2.03 Notes. The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

         (b) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Note, such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Bank to assign its Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.04 Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.05 Interest Rates."Applicable Margin" means (a) for any Base Rate Loan, 0%; and (b) for any Euro-Dollar Loan, (i) .750% for the period commencing on the Closing Date to and including April 30, 2000, (ii) 1.00% for the period from and including May 1, 2000 to and including July 31, 2000, (iii) 1.50% for the period from and including August 1, 2000 to and including October 31, 2000, and (iv) 2.00% thereafter.

         (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on the first Domestic Business Day of each month. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for

U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon not paid when due) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically, whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         SECTION 2.06 Fees.The Borrower shall pay to the Agent for the ratable account of each Bank a commitment fee calculated at the rate of .15% per annum on the daily average amount of such Bank's Unused Commitment. Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on each Commitment Fee Payment Date and on the Termination Date; provided, that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid commitment fee shall be paid on the date of such termination.

         (b) The Borrower shall pay to the Agent and Wachovia Securities, Inc., for the account and sole benefit of the Agent and Wachovia Securities, Inc., such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

         SECTION 2.07 Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $5,000,000, the Commitments; provided, however, no such termination or reduction shall be in an amount greater than the Total Unused Commitments on the date of such termination or reduction. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be payable on the effective date of such termination.

         SECTION 2.08 Mandatory Reduction and Termination of Commitments.The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) In the event and on each occasion that the Borrower or any of its Subsidiaries shall issue any Stock or issue or incur any Debt, the Borrower shall, concurrently with such issuance or incurrence, immediately give notice to the Agent of such issuance or incurrence, and on the 3rd Euro-Dollar Business Day after the date of such issuance or incurrence there shall be an automatic reduction in the aggregate amount of the Commitments (with each Bank's Commitment reduced ratably) by an amount equal to 100% of the Net Proceeds of Stock (in the case of issuance of Stock) or 100% of the Net Proceeds of Debt (in the case of issuance or incurrence of Debt).

         SECTION 2.09 Optional Prepayments.The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000, or any larger multiple of $2,500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

         (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the last day of an Interest Period applicable thereto.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.10 Mandatory Prepayments. On each date on which the Commitments are reduced or terminated pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks.

         SECTION 2.11 General Provisions as to Payments.

         (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

         (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

         In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         (d) Each Bank (or Assignee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Bank") shall deliver to the Borrower and the Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Bank delivers a Form W-8, a certificate representing that such Non-U.S. Bank is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Bank changes its applicable Lending Office by designating a different Lending Office (a "New Lending Office"). In addition, each Non-U.S. Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Notwithstanding any other provision of this Section 2.11(d), a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 2.11(d) that such Non-U.S. Bank is not legally able to deliver.

         (e) The Borrower shall not be required to indemnify any Non-U.S. Bank, or to pay any additional amounts to any Non-U.S. Bank, in respect of United States Federal withholding tax pursuant to paragraph (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (e) shall not apply (x) to any Assignee or New Lending Office that becomes an Assignee or New Lending Office as a result of an assignment, transfer or designation made at the written request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Assignee, or any Bank (or Assignee) acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (e)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such Assignee, or Bank (or Assignee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (d) above.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

         SECTION 2.12 Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III.

                                   CONDITIONS

         SECTION 3.01 Conditions to Closing. This Agreement shall become effective upon the satisfaction of the following conditions:

         (a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

         (b) receipt by the Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

         (c) receipt by the Agent from each of the parties thereto of either (i) a duly executed counterpart of the Guaranty and the Indemnity, Subrogation and Contribution Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of the Guaranty and the Indemnity, Subrogation and Contribution Agreement and sent such counterpart to the Agent;

         (d) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Miller, Canfield, Paddock and Stone, P.L.C., counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit B hereto;

         (e) receipt by the Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

         (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit E hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation,
(ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Michigan as to the good standing of the Borrower as a Michigan corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

         (g) receipt by the Agent and Wachovia Securities, Inc. of all fees and expenses payable on the Closing Date pursuant to the Agent's Letter Agreement; and

         (h) receipt by the Agent of such other documents or items as the Agent or its counsel may reasonably request.

         SECTION 3.02 Conditions to First Borrowing. The obligation of each Bank to make a Loan on the date of the first Borrowing under this Agreement is subject to the satisfaction of the conditions set forth in Section 3.01 and the following additional conditions:

         (a) receipt by the Agent of a certificate (the "Funding Certificate"), dated the date of the first Borrowing, substantially in the form of Exhibit D hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV and of the Guarantors contained in the Guaranty are true on and as of the date of the first Borrowing;

         (b) receipt by the Agent of evidence satisfactory to it that all of the conditions to the LADD Acquisition contained in the LADD Acquisition Agreement have been satisfied or waived with the consent of the Agent and that immediately upon funding of the first Borrowing, the LADD Acquisition shall be consummated;

         (c) the LADD Indebtedness shall have been terminated and repaid (except as provided in the Pay-Off Letter), or shall be terminated and repaid immediately upon the funding of the first Borrowing, in full, and all Liens in respect thereof shall have been, or will immediately upon the funding of the first Borrowing be, released and the Pay-Off Letter shall have been duly executed and delivered by all parties thereto; and

         (d) receipt by the Agent of such other documents or items as the Agent or its counsel may reasonably request.

         SECTION 3.03 Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing (including the first Borrowing) is subject to the satisfaction of the following conditions:

         (a) receipt by the Agent of Notice of Borrowing as required by Section 2.02;

         (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

         (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing in all material respects; and

         (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in the last sentence of Section 4.07 as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01 Corporate Status. The Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, has the corporate power and legal authority to own its property and to carry on its business as now being conducted, is duly qualified to do business in every jurisdiction in which the nature of its business or property makes such qualification necessary and has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except where the failure to have such licenses, authorizations, consents and approvals could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect).

         SECTION 4.02 Authority; No Conflict. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions contemplated hereby, (i) are within the legal power and authority of the Borrower, (ii) have been duly authorized by all requisite actions, (iii) do not and will not conflict with, contravene or violate any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any Person under the terms of, the Borrower's articles of incorporation or by-laws, or any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which it is bound or to which any of its properties are subject,
(iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any law, regulation, order (including, without limitation, all applicable state and federal securities laws) or any other requirement of any court, tribunal, arbitrator, or governmental body, agency or official, and (v) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any mortgage, lien, reservation, covenant, restriction, or other encumbrance of any nature upon, or with respect to, the Borrower or any of its properties.

         SECTION 4.03 Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

         SECTION 4.04 Governmental Approval. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereby do not require any action, approval or consent of, or filing with, any governmental body, agency or official.

         SECTION 4.05 Litigation. There is no action, suit, claim or proceeding pending against or affecting the Borrower or any Subsidiary, nor to the knowledge of the officers of the Borrower or any Subsidiary threatened, before any court, commission, panel, board, bureau or arbitrator or before or by any governmental body, agency or official and which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary would have a Material Adverse Effect.

         SECTION 4.06 ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with all applicable provisions of ERISA and no Reportable Event has occurred and is continuing with respect to any Plan. The Borrower has not withdrawn from any such Plan or initiated steps to do so, and no steps have been taken to terminate any such Plan.

         SECTION 4.07 Financial Information. The audited consolidated annual financial statements of the Borrower and its Subsidiaries for the fiscal year ended April 24, 1999, certified by independent certified public accountants of nationally recognized standing, and the unaudited interim financial statements for the period ended October 23, 1999 (such annual and interim financial statements hereinafter collectively called the "Financial Statements"), have been prepared in accordance with GAAP and fairly reflect the consolidated financial condition of the Borrower and its Subsidiaries and the results of their operations as of the dates and for the periods stated. Since April 24, 1999, there has been no material adverse change in the business, properties, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries from that set forth on the Financial Statements.

         SECTION 4.08 Title to Properties; Liens. The Borrower and its Subsidiaries have good, valid, insurable (in the case of real property) and marketable title to all of the Borrower's and each Subsidiary's respective material properties and assets (whether real or personal, tangible or intangible), subject to those Liens permitted by Section 5.17, whether or not such properties and assets are reflected on the Financial Statements except for such properties and assets as have been disposed of in the ordinary course of the Borrower's and each Subsidiary's businesses, and all such properties and assets are free and clear of all mortgages, security interests or other liens except: (i) those permitted by Section 5.17, (ii) those shown in the Financial Statements, and (iii) liens for taxes which are not yet due and payable.

         SECTION 4.09 Investments. The Borrower and its Subsidiaries have made no material investments in, advances to or guarantees of the obligations of any Person except: (i) those permitted by Section 5.18, (ii) those disclosed in the Financial Statements, and (iii) guarantees by the Borrower of the obligations of any Subsidiary or by any Subsidiary of the obligations of the Borrower or any other Subsidiary.

         SECTION 4.10 Taxes. The Borrower and its Subsidiaries have filed all required federal, state and local tax returns within the time period required by applicable law (including any extensions granted to the Borrower or such Subsidiary) and have paid all taxes as shown on such returns or as assessed as such taxes have become due (except as such taxes or assessments are being contested in good faith by appropriate proceedings and for which reserves consistent with GAAP have been established on the Borrower's books). No claims have been assessed and are unpaid with respect to such taxes except as shown in the Financial Statements. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.11 Representations and Warranties True. None of the representations or warranties made by the Borrower in this Agreement or any other Loan Document contains any untrue statement of material fact or omits any material fact necessary to make the statements made not misleading.

         SECTION 4.12 Environmental Compliance. The Borrower and its Subsidiaries comply with all Environmental Laws and Environmental Requirements including, without limitation, those which relate to the production, storage, disposal or use of any and all Hazardous Materials, and including, without limitation, the provisions of CERCLA and 42 U.S.C. ss.6901 et seq. (RCRA), except where the failure to be in compliance could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.13 No Default. Neither the Borrower nor any Subsidiary is in default under or in violation of any agreement, instrument, contract or other document to which the Borrower or any Subsidiary is a party or by which any of its assets are bound., except any default or violation that could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.14 Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System). The execution, delivery and performance of this Agreement and the use of the proceeds of the Bonds or any extension of credit hereunder, do not and will not constitute a violation of said Regulations.

         SECTION 4.15 Investment Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.16 Public Utility Holding Company. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.17 Compliance with Laws. The Borrower and each of its Subsidiaries are in full compliance with all applicable laws, statutes and governmental regulations, except where noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18 Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except where the failure to have such licenses, authorizations, consents and approvals could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect).

         SECTION 4.19 Full Disclosure. All information heretofore furnished in writing, taken as a whole, by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished in writing, taken as a whole, by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.


                                   ARTICLE V.

                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01 Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries (except as contemplated by the Ladd Acquisition) to, preserve and maintain its corporate existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         SECTION 5.02 Keeping of Books. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP; and permit any Bank or its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries) and examine any of its or their books and other corporate records.

         SECTION 5.03 Reporting Requirements. The Borrower shall furnish to each of the Banks:

         (a) as soon as possible, and in any event within three calendar days after becoming aware of the occurrence of any Default or Event of Default, a written statement of the chief financial officer of the Borrower (or in his absence, a responsible senior officer) setting forth details of such Default or Event of Default and the action which the Borrower has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

         (b) as soon as available, and in any event within one hundred twenty
(120) days after and as of the end of each of the Borrower's fiscal years, a detailed consolidated audit report of the Borrower certified to by independent certified public accountants satisfactory to the Agent together with an unaudited consolidating report of the Borrower and its Subsidiaries certified by an authorized officer of the Borrower;

         (c) as soon as available, and in any event within sixty (60) days after and as of the end of each fiscal quarter, excluding the last quarter of each fiscal year, consolidated and consolidating balance sheet and statement of profit and loss and surplus reconciliation of the Borrower and its Subsidiaries certified by an authorized officer of the Borrower;

         (d) as soon as possible, and in any event within three calendar days after becoming aware (A) of any material adverse change in the financial condition of the Borrower or any of the Subsidiaries of the Borrower, a certificate of the chief financial officer of the Borrower (or in his absence, a responsible senior officer) setting forth the details of such change or (B) of the taking by the Internal Revenue Service of a tax position (verbal or written) which could have a Material Adverse Effect (or a material adverse effect on any tax position taken by the Borrower) setting forth the details of such position and the financial impact thereof;

         (e) as soon as available, the Borrower's 10-Q and 10-K Reports filed with the Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Borrower's fiscal quarters, and with respect to the 10-K Report, within one hundred (100) days after and as of the end of each of the Borrower's fiscal years, and, as soon as available, copies of all other documents, filed by the Borrower with the Securities and Exchange Commission or other federal regulatory or taxing agencies or authorities;

         (f) if and when any member of the Controlled Group (A) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

         (g) promptly, and in form to be satisfactory to the Agent, such other information as any Bank may reasonably request from time to time.

         SECTION 5.04 Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes and other governmental charges, and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith and is reserved for, as required by GAAP, on its balance sheet.

         SECTION 5.05 Inspections. The Borrower shall, and shall cause each of its Subsidiaries to, permit each Bank, through its authorized attorneys, accountants and representatives to examine the Borrower's and each of its Subsidiaries' books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of such Bank. Such inspection rights are subject to reasonable limitations imposed by the Borrower with respect to safety and shall not extend to trade secrets of the Borrower or its Subsidiaries or to information within the attorney client privilege.

         SECTION 5.06 Computation of Financial Tests. The Borrower shall furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 5.03(b) and (c), a statement prepared and certified by the chief financial officer of the Borrower (or in his absence, a responsible senior officer) setting forth all computations necessary to show compliance by the Borrower with the covenants contained herein, as of the date of such financial statements.

         SECTION 5.07 Governmental and Other Approvals. The Borrower shall apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by the Borrower of this Agreement or any other Loan Document.

         SECTION 5.08 Insurance. The Borrower shall maintain, with responsible insurers, insurance with respect to its and its Subsidiaries' properties and business against such casualties and contingencies (including public liability, or larceny, embezzlement or other criminal misappropriation) and in such amount as is customary in the case of similarly situated corporations engaged in the same or similar businesses, and, upon the request of the Agent, together with each delivery of annual financial statements under Section 5.03(b), the Borrower will promptly deliver to the Agent an officer's certificate specifying the details of such insurance in effect.

         SECTION 5.09 Compliance with ERISA. The Borrower and each member of the Controlled Group shall comply in all material respect with all requirements imposed by ERISA as presently in effect or hereafter promulgated including, but not limited to, the maximum funding requirements of any Plan.

         SECTION 5.10 Ratio of Consolidated Total Funded Debt to Consolidated Total Capital. The Borrower shall maintain a ratio of Consolidated Total Funded Debt to Consolidated Total Capital of not more than 0.50 to 1.00.

         SECTION 5.11 Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio at the end of each fiscal quarter of not less than
3.0 to 1.0.

         SECTION 5.12 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all laws, statutes and government regulations (except where non-compliance could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect) and pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations, which, if unpaid, would become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves reasonably satisfactory to the Agent.

         SECTION 5.13 Notice of Litigation. The Borrower shall immediately give the Agent written notice of any litigation, dispute or proceeding involving a stated claim for $10,000,000 or more in excess of amounts covered in full by applicable insurance or any attachment, levy, execution, or other process being instituted against any assets of the Borrower or any of its Subsidiaries for an amount in excess of $1,000,000 and, if requested by the Agent, to establish reserves with respect thereto satisfactory to the Agent.

         SECTION 5.14 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its material properties and assets in good condition, repair and working order consistent with past practices, ordinary wear and tear excepted.

         SECTION 5.15 Environmental Notices. The Borrower shall furnish to the Bank prompt written notice of all Environmental Liabilities aggregating an amount greater than $1,000,000, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the properties of the Borrower or any of its Subsidiaries, if such Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders or Environmental Releases could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000.

         SECTION 5.16 [Reserved]

         SECTION 5.17 Encumbrances. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets, whether now owned or hereafter acquired, except:

         (a) purchase money security interests in fixed assets (including such security interests granted in connection with the issuance of industrial development revenue bonds issued to permit the Borrower or any of its Subsidiaries to acquire fixed assets), provided that each such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed asset so financed;

         (b) Permitted Encumbrances;

         (c) Interests of purchasers of Permitted Receivables under Permitted Receivables Purchase Facilities;

         (d) Liens and attachments set forth in Schedule 5.17 hereto; and

         (e) Liens not otherwise permitted by the foregoing clauses of this subsection (a) securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 15% of tangible net worth of the Borrower as determined in accordance with GAAP.

         SECTION 5.18 Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisitions (other than the LADD Acquisition), provided that Permitted Acquisitions may be made if, after giving effect thereto, no Default would be caused thereby (giving effect thereto on a pro forma basis as to financial covenants).

         SECTION 5.19 Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction with any of their stockholders or officers or their Affiliates, except in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

         SECTION 5.20 Merger or Consolidation. The Borrower shall not, nor shall it permit any of its Subsidiaries to, become a party to a merger, consolidation or other reorganization with any other Person (including a de facto merger by which all or substantially all of the property or assets of another Person are acquired) except a merger, consolidation or other reorganization in which the Borrower is the surviving corporation.

         SECTION 5.21 Disposition of Assets. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, lease, convey or otherwise dispose of all or any material portion of the property or assets (other than the sale of any Permitted Receivables pursuant to a Permitted Receivables Purchase Facility) of the Borrower or any of its Subsidiaries except in the ordinary course of its business.

         SECTION 5.22 Dissolution. The Borrower shall not, nor shall it permit any of its Subsidiaries (except as contemplated by the Ladd Acquisition) to, suffer or permit dissolution or liquidation either in whole or in part.

         SECTION 5.23 Change in Fiscal Year. The Borrower shall not change its fiscal year without the consent of the Agent.

         SECTION 5.24 Environmental Matters. The Borrower shall not, nor shall it permit any of its Subsidiaries to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from properties of the Borrower or any of its Subsidiaries (or permit any Third Party to do any of the foregoing), any Hazardous Materials except in compliance with all applicable Environmental Requirements (unless such non-compliance could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect).

         SECTION 5.25 Domestic Subsidiaries. The Borrower shall cause any Person which becomes a Domestic Subsidiary after the Closing Date to become a party to, and agree to be bound by the terms of, the Guaranty and the Indemnity, Subrogation and Contribution Agreement pursuant to an instrument in form and substance satisfactory to the Agent executed and delivered to the Agent within 5 Domestic Business Days after the day on which such Person becomes a Domestic Subsidiary.

                                  ARTICLE VI.

                                    DEFAULTS

         SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01, 5.03(a), 5.03(d), 5.04 to 5.06, inclusive, 5.08 to 5.12, inclusive, or 5.17 to 5.25, inclusive; or

         (c) either (i) the Borrower shall fail to observe or perform any covenant, restriction or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after the earlier of (A) the first day on which the Borrower has knowledge of such failure, or (B) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) any Guarantor shall fail to observe or perform any covenant, restriction or agreement contained in the Guaranty for 30 days after the earlier of (A) the first day on which the Borrower or such Guarantor has knowledge of such failure or (B) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

         (d) either (i) any warranty or representation made by the Borrower in this Agreement or in any document, instrument or certificate delivered to the Agent or any Bank in connection with this Agreement shall be incorrect in any material respect when made or deemed made or (ii) any warranty or representation made by any Guarantor in the Guaranty or in any document, instrument or certificate delivered to the Agent or any Bank in connection with the Guaranty shall be incorrect in any material respect when made or deemed made; or

         (e) the occurrence and continuance of any default or event of default, as defined in any mortgage, indenture, agreement or instrument (i) under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Borrower or any Subsidiary in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created or (ii) between the Borrower and Wachovia; or

         (f) one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered or issued against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

         (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (i) the occurrence of a Change of Ownership (as hereinafter defined) or the Continuing Directors (as hereinafter defined) shall cease to constitute at least a majority of the members of the Board of Directors of the Borrower; the term "Change of Ownership" as used above shall mean any transaction or series of transactions by or as a result of which any "person" or "group" of persons (as said terms are defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended) shall subsequent to the date of this Agreement acquire, directly or indirectly, beneficial ownership of twenty percent (20%) or more of the outstanding voting stock of the Borrower and the term "Continuing Directors" as used above shall mean each member of the Board of Directors of the Borrower
(i) who was a member of such Board on the date of this

Agreement, or (ii) who was nominated or appointed to such Board by, or whose nomination or election to such Board by the Borrower's stockholders was approved in writing by, at least two-thirds of the members of the Borrower's Board of Directors who were Continuing Directors at the time of such nomination, appointment or election by virtue of clause (i) of this definition; or

         (j) a Reportable Event shall have occurred with respect to any Plan or a trustee shall be appointed by the PBGC to administer any Plan or the PBGC shall institute proceedings to terminate any Plan and the Agent determines that such event or action could have or cause a Material Adverse Effect; or

         (k) if any provision of the Guaranty shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall deny or disaffirm its obligations thereunder;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

         SECTION 6.02 Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII.

                                    THE AGENT

         SECTION 7.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

         SECTION 7.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         SECTION 7.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         SECTION 7.04 Rights of Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachoiva (or in Wachovia's case, acting as the Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Agent or acting as the Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

         SECTION 7.05 Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         SECTION 7.06 CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 7.07 Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

         SECTION 7.08 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the

Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

         SECTION 7.09 Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

         SECTION 7.10 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                 ARTICLE VIII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the

Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03 Increased Cost and Reduced Return.If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

         (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

         (iii) shall impose on any Bank (or its Lending Office) or on the United States market for London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         SECTION 8.04 Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

         SECTION 8.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment (pursuant to Section 2.08, Section 2.09,
Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

         (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

         (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                  ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.02 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03 Expenses; Documentary Taxes; Indemnification.

         (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

         (b) The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         (c) The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or misconduct of the Person to be indemnified.

         SECTION 9.04 Setoffs; Sharing of Set-Offs.

         (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

         (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Note held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Note held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05 Amendments and Waivers.

         (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) change the principal of or reduce the rate of interest on any Loan or reduce any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal or reduce the amount of interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (vi) change the manner of application of any payments made under this Agreement or the Notes.

         (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Banks approving such waiver or amendment.

         SECTION 9.06 Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any margin stock (as defined in Section 4.14) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.07 Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, or the reduction in the amount of interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, or (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of
Article VIII with respect to its participation in Loans outstanding from time to time.

         (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit F, executed by such Assignee, such transferor Bank and the Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and
(ii) an assignemnt not made during the existence of a Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph
(c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment; (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $10,000,000 (or any larger multiple of $5,000,000); (iii) no interest may be sold by a Bank pursuant to this paragraph
(c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default; and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Agent, which consent shall not be unreasonably withheld, provided, that although the Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,000 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

         (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

         SECTION 9.08 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

         SECTION 9.09 Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

         SECTION 9.10 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         SECTION 9.11 Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

         SECTION 9.12 Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

         SECTION 9.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 9.14 Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

         SECTION 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 9.16 Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

         SECTION 9.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.



                                     LA-Z-BOY INCORPORATED                (SEAL)


                                     By:
                                     Title:


                                     1284 North Telegraph Road
                                     Monroe, Michigan 48162
                                     Attention:  Gene Hardy
                                     Telecopy number: (734) 457-2005
                                     Telephone number: (734) 241-4306

COMMITMENTS                     WACHOVIA BANK, N.A., as Agent and as a
$90,000,000                     Bank (SEAL)

                                By:
                                    Title:

                                Lending Office
                                Wachovia Bank, N.A.
                                Syndication Services
                                191 Peachtree Street, N.E., 27th Floor
                                Mail Code:  GA-0382
                                Atlanta, Georgia  30303-1757
                                Attention:  Lynn Smith, Supervisor,
                                Syndicated Loan Services
                                Telecopy number:  (404) 332-5144
                                Telephone number:  (404) 332-6971

                                With a copy to:

                                Wachovia Bank, N.A.
                                191 Peachtree Street, N.E.
                                Mail Code: GA-0370
                                Atlanta, Georgia 30303-1757
                                Attention: Kathryn Proctor
                                Telecopy number: (404) 332-6898
                                Telephone number: (404) 332-4036

                                COMERICA BANK           (SEAL)
$60,000,000
                                By:
                                    Title:

                                Lending Office
                                One Detroit Center
                                500 Woodward Avenue
                                Detroit, Michigan 48226
                                Attention: Anthony Davis
                                Assistant Vice President, U.S. Banking-Midwest I Telecopy number: (313) 222-9514
                                Telephone number: (313) 222-9452

TOTAL COMMITMENTS:

$150,000,000



                                  SCHEDULE 5.17
                   ADDITIONAL PERMITTED LIENS AND ENCUMBRANCES

                                                            Original           Current
                  Name                                      Principal         Principal

*        City of Newton, Mississippi                        $5,350,000        $5,350,000
     Tax-Exempt Adjustable Mode
     Industrial Development Revenue Refunding Bond
     (La-Z-Boy Chair Company Project) Series 1991
     Issue Date - July 11, 1991 Mature Date - June 1, 2009

*        State of South Carolina                            $5,000,000        $5,000,000
     Florence County, South Carolina
     Industrial Revenue Refunding Bond
     (La-Z-Boy Chair Company Project) Series 1986
     Issue Date - December 30, 1986
     Maturity Date - November 1, 2001

*        The Industrial Development Board of                $4,350,000        $4,350,000
     The City of Dayton, Tennessee
     Industrial Revenue Bond
     (La-Z-Boy Project)
     Issue Date - July 1, 1991
     Maturity Date - June 1, 2011

*        Tremonton City, Box Elder County, Utah             $4,300,000        $1,300,000
     Variable Rate Demand
     Industrial Development Revenue Bond
     (La-Z-Boy Chair Company Project) Series 1990
     Issue Date - June 1, 1990
     Maturity Date - June 1, 2000

*        State of Mississippi                               $4,000,000        $4,000,000
     Washington County
     Tax-Exempt Adjustable Mode
     Industrial Development Revenue Bond
     (La-Z-Boy Chair Company Project) Series 1989
     Issue Date - September 28, 1989
     Maturity Date - July 1, 2004

*        State of Arkansas                                  $7,500,000        $7,400,000
     City of Siloam Springs, Arkansas
     Variable/Fixed Rate Demand
     Industrial Development Revenue Bond
     (La-Z-Boy Chair Company Project), Series 1994
     Issue Date - June 1, 1994
      Maturity Date - June 1, 2014



                                       46




                                                            Original           Current
                  Name                                      Principal         Principal
*        Mississippi Business Finance Corp
     State of Mississippi General Obligation Bonds
     Maturity Date                                          $650,000          $325,000
     Maturity Date                                          $750,000          $600,000
     Maturity Date                                          $650,000          $585,000

*        Mississippi Business Finance Corp.                 $1,500,000        $1,500,000
     State of Mississippi General Obligation Bonds
     Issue Date - January 11, 2000 Maturity Date - December 1, 2014

*        The CIT Group                                          N/A
     With Bauhaus USA, Inc.
     Amended and Restated Factoring Agreement
     Dated September 5, 1990

*        The CIT Group                                          N/A
     With Alexvale Furniture, Inc.
     Amended and Restated Factoring Agreement
     Dated October 17, 1978

*        GE Capital First Factors Corporation                   N/A
     Alexvale Furniture Inc.
     Amended and Restated Factoring Agreement
     Dated November 22, 1996

*        The CIT Group                                          N/A
     Sam Moore Furniture Industries
     Factoring Agreement
     Dated October 15, 1999

*        GE Capital First Factors Corporation                   N/A
     Sam Moore Furniture Industries
     Amended and Restated Factoring Agreement
     Dated August 3, 1992

*        The CIT Group                                          N/A
     England/Corsair, Inc.
     Amended and Restated Factoring Agreement
     Dated September 19, 1979

*        Various trucks, trailers and manufacturing             N/A
     equipment leases under which the annual
     aggregate payments are not more than
     $800,000

                                    EXHIBIT A

                                      NOTE

   $____________                                                Atlanta, Georgia
                                                                January 28, 2000

         For value received, LA-Z-BOY INCORPORATED, a Michigan corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of ______ ______________________________ and No/100 Dollars ($____________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement dated as of January 28, 2000 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns and Wachovia Bank, N.A., as Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

         The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                        LA-Z-BOY INCORPORATED             (SEAL)


                                        By:
                                           ----------------------------------
                                             Title:
                                                   --------------------------




                                  Note (cont'd)
                         LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------------------------------------------
                                                                        Amount of
                                                                        Principal                      Notation Made
      Date         Type of Loan*     Interest Rate   Amount of Loan      Repaid        Maturity Date         By



--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

-------------------------
*    I.e., a Base Rate or Euro-Dollar Loan.


                                    EXHIBIT B


                                   OPINION OF
                            COUNSEL FOR THE BORROWER


           [Dated as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Agent
  Referred to Below
c/o Wachovia Bank, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303

Dear Sirs:

         We have acted as counsel for La-Z-Boy Incorporated, a Michigan corporation (the "Borrower"), in connection with the Credit Agreement (the "Credit Agreement") dated as of January 28, 2000, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Agent have been duly authorized by each Bank and by the Agent. As to questions of fact relating to the Borrower material to such opinions, we have relied upon representations of appropriate officers of the Borrower.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan and has all corporate powers required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (i) are within the Borrower's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

         5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         We are qualified to practice in the State of Michigan and do not purport to be experts on any laws other than the laws of the United States and the State of Michigan, and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

         We express no opinion as to the laws of any jurisdiction wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank other than in paragraph 3 with respect to the State of Michigan.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any Assignee, Participant or other Transferee under the Credit Agreement, without our prior written consent.

                                Very truly yours,

                                    EXHIBIT C


                                   OPINION OF
                     WOMBLE CARLYLE SANDRIDGE & RICE, PLLC,
                          SPECIAL COUNSEL FOR THE AGENT

           [Date as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Agent
  Referred to Below
c/o Wachovia Bank, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of January 28, 2000, among La-Z-Boy Incorporated, a Michigan corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit

Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                        Very truly yours,

                        Womble Carlyle Sandridge & Rice,
                    a Professional Limited Liability Company


                                        By:
                                           ----------------------------
                                            Member

                                    EXHIBIT D

                               FUNDING CERTIFICATE
                                       OF
                              LA-Z-BOY INCORPORATED

         Reference is made to the Credit Agreement (the "Credit Agreement") dated as of January 28, 2000, among La-Z-Boy Incorporated (the "Borrower"), Wachovia Bank, N.A., as Agent and as a Bank, and any other Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 3.02(a) of the Credit Agreement,
___________________, the duly authorized ____________________ of the Borrower, hereby certifies to the Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof in all material respects.

         Certified as of the ___ day of January, 2000.


                              LA-Z-BOY INCORPORATED



                                      ------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT E

                              LA-Z-BOY INCORPORATED

                             SECRETARY'S CERTIFICATE

         The undersigned, _____________, _______ Secretary of La-Z-Boy Incorporated, a Michigan corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of January 28 2000 among the Borrower, Wachovia Bank, N.A., as Agent and as a Bank, and any other Banks listed on the signature pages thereof that:

         1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Michigan, the Borrower's state of incorporation.

         2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

         3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower as of ___________ __, ____ by unanimous written consent, approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

         4. ____________, who as ________________________ of the Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is his genuine signature.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 28th day of January, 2000.


                                      --------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT F

                            ASSIGNMENT AND ACCEPTANCE

                         Dated ________________ __, 200_

         Reference is made to the Credit Agreement dated as of January 28, 2000 (together with all amendments and modifications thereto, the "Credit Agreement") among La-Z-Boy Incorporated, a Michigan corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         __________________________________________________ (the "Assignor") and
_____________________________________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Loans owing to the Assignor and a ______% interest in the Note held by the Assignor (which on the Effective Date hereof is $__________________).

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note as follows: [a new Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Notes as follows: a Note dated _________________, ____ in the principal amount of $_______________
payable to the order of the Assignor and a Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.07 thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.03(b) or (c) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

         4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent [and to the Borrower for execution by the Borrower]**.

         5. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.03 and Section
9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.





------------
* If the Assignee is organized under the laws of a jurisdiction outside the United States.
** If the Assignee is not a Bank or an Affiliate of a Bank prior to the Effective Date.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                         [NAME OF ASSIGNOR]

                                         By:_________________________________
                                             Title:__________________________

                                         [NAME OF ASSIGNEE]

                                         By:_________________________________
                                             Title:__________________________

                                         Lending Office:
                                         [Address]


                                         WACHOVIA BANK, N.A., as Agent

                                         By:_________________________________
                                             Title:__________________________

                                         LA-Z-BOY INCORPORATED


                                         By:_________________________________
                                             Title:__________________________

                                    EXHIBIT G


                               NOTICE OF BORROWING



                                __________, 200_


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention:  Syndication Services


         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of January 28, 2000 by and among La-Z-Boy Incorporated, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $___________ to be made on ________, 200_, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months].

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of ____, 200_.

                              LA-Z-BOY INCORPORATED


                                       By:__________________________
                                     Title:

                                    EXHIBIT H

                               Guaranty Agreement

         GUARANTY AGREEMENT (this "Agreement" or this "Guaranty") dated as of January 28, 2000, among each Subsidiary listed on the signature pages hereto (each such Subsidiary individually, a "Guarantor" and, if more than one such Subsidiary is party to this Agreement, collectively, the "Guarantors") of LA-Z-BOY INCORPORATED, a Michigan corporation (the "Borrower"), and WACHOVIA BANK, N.A., as agent (the "Agent") for itself and the Banks (as such term is defined in the Credit Agreement referred to below) and their successors and assigns (collectively, the "Secured Parties").

         Reference is made to the Credit Agreement dated as of January 28, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto (the "Banks"), and Wachovia Bank, N.A., as Agent and Bank. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Banks have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a Wholly Owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Banks. The obligations of the Banks to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a Guaranty Agreement in the form hereof. As consideration therefor and in order to induce the Banks to make Loans, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any Guarantor to the Secured Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or any Guarantor under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any Guarantee of senior unsecured indebtedness or Debt subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its this Guaranty and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Agent or any other Secured Party.

         SECTION 3. Security. Each of the Guarantors authorizes the Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guaranty and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

         SECTION 4. Guarantee of Payment. Each Guarantor further agrees that this Guaranty constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of the Borrower or any other Person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security.

         SECTION 7. Agreement To Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. The foregoing sentence shall be effective only while an Event of Default under the Credit Agreement has occurred and is continuing and the Agent has given written notice of such Event of Default to the Guarantors.

         SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself as follows:

         (a) The execution, delivery and performance of this Guaranty and the Indemnity, Subrogation and Contribution Agreement (i) are within the legal power and authority of such Guarantor, (ii) have been duly authorized by all requisite actions, (iii) do not and will not conflict with, contravene or violate any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any Person under the terms of, such Guarantor's articles of incorporation or by-laws, or any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Guarantor is a party or by which it is bound or to which any of its properties are subject, (iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any law, regulation or order or any other requirement of any court, tribunal, arbitrator or governmental body, agency or official, and (v) will not result in the creation, imposition or acceleration of any indebtedness or tax or any mortgage, lien, reservation, covenant, restriction or other encumbrance of any nature upon, or with respect to, such Guarantor or any of its properties.

         (b) This Guaranty and the Indemnity, Subrogation and Contribution Agreement each constitutes the legal, valid and binding obligation of such Guarantor enforceable against the Guarantor in accordance with its terms.

         (c) The execution, delivery and performance of this Guaranty and the Indemnity, Subrogation and Contribution Agreement do not require any action, approval or consent of, or filing with, any governmental body, agency or official.

         SECTION 10. Termination. This Guaranty (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Banks have no further commitment to lend under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Agent, and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such Guarantor and the Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 12. Waivers; Amendment.

         (a) No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Agent, with the prior written consent of the Required Banks (except as otherwise provided in the Credit Agreement).

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower at the address set forth in Section 9.01 of the Credit Agreement.

         SECTION 15. Survival of Agreement, Severability.

         (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Secured Parties and shall survive the making by the Banks of the Loans regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in Sections 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 18. Jurisdiction; Consent to Service of Process.

         (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Georgia State court or Federal court of the United States of America sitting in Atlanta, Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Georgia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 19. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Bank to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Bank under this Section 19 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

         SECTION 20. Additional Guarantors. Pursuant to Section 5.25 of the Credit Agreement, Domestic Subsidiaries acquired or organized after the Closing Date are required to enter into this Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery, after the date hereof, by the Agent and such a Subsidiary of an instrument in form and substance satisfactory to the Agent, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                                  KINCAID FURNITURE COMPANY
                                                  INCORPORATED


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FINANCE, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  ENGLAND/CORSAIR, INC.


                                                  By:___________________________
                                                  Name:_________________________

                                                  Title:________________________


                                                  ALEXVALE FURNITURE, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB DELAWARE VALLEY, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  WILMINGTON HOME FURNISHINGS,
                                                  INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  NEWARK HOME FURNISHINGS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________





                                                  MONTGOMERY HOME FURNISHINGS,
                                                  INC.


                                                  By:___________________________
                                                  Name:_________________________

                                                  Title:________________________


                                                  LZB DELAWARE VALLEY
                                                  PROPERTIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FLORIDA REALTY, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LA-Z-BOY LOGISTICS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB PROPERTIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________





                                                  LZB RETAIL, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  LZB FURNITURE GALLERIES OF
                                                  MEMPHIS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB CAROLINA PROPERTIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FURNITURE GALLERIES OF
                                                  WASHINGTON, D.C., INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FURNITURE GALLERIES OF ST.
                                                  LOUIS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________




                                                  SAM MOORE FURNITURE
                                                  INDUSTRIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  BAUHAUS U.S.A., INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  BAUHAUS EXPORTS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  WACHOVIA BANK, N.A., as Agent


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                    EXHIBIT I

                Indemnity, Subrogation and Contribution Agreement

         INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT (this "Agreement") dated as of January 28, 2000, among LA-Z-BOY INCORPORATED, a Michigan corporation (the "Borrower"), each Subsidiary of the Borrower listed on the signature pages hereto (the "Guarantors") and WACHOVIA BANK, N.A., as agent (in such capacity, the "Agent") for itself and the Banks (as such term is defined in the Credit Agreement referred to below) and their successors and assigns (collectively, the "Secured Parties").

         Reference is made to (a) the Credit Agreement dated as of January 28, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Banks from time to time party thereto, and Wachovia Bank, N.A., as Agent and Bank and (b) the Guaranty Agreement dated as of January 28, 2000, among the Guarantors and the Agent (the "Guaranty"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Banks have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guaranty) of the Borrower under the Credit Agreement pursuant to the Guaranty. The obligations of the Banks to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Agent agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Guarantor under the Guaranty, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guaranty and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 6. No Waiver; Amendment.

         (a) No failure on the part of the Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Agent, with the prior written consent of the Required Banks (except as otherwise provided in the Credit Agreement).

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guaranty and addressed as specified therein.

         SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Banks.



         SECTION 9. Survival of Agreement, Severability.

         (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Agent, the other Secured Parties and each Guarantor and shall survive the making by the Banks of the Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid and as long as the Commitments have not been terminated.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. Rules of Interpretation. The rules of interpretation specified in Sections 1.04 and1.05 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. Additional Guarantors. Pursuant to Section 5.25 of the Credit Agreement, Domestic Subsidiaries acquired or organized after the Closing Date are required to become a party to this Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery, after the date hereof, by the Agent and such a Subsidiary of an instrument in form and substance satisfactory to the Agent, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.


                      [SIGNATURES APPEAR ON FOLLOWING PAGES

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                                  LA-Z-BOY INCORPORATED


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  KINCAID FURNITURE COMPANY
                                                  INCORPORATED


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FINANCE, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  ENGLAND/CORSAIR, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  ALEXVALE FURNITURE, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB DELAWARE VALLEY, INC.

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  WILMINGTON HOME FURNISHINGS,
                                                  INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  NEWARK HOME FURNISHINGS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  MONTGOMERY HOME FURNISHINGS,
                                                  INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB DELAWARE VALLEY
                                                  PROPERTIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________






                                                  LZB FLORIDA REALTY, INC.

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LA-Z-BOY LOGISTICS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB PROPERTIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB RETAIL, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FURNITURE GALLERIES OF
                                                  MEMPHIS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB CAROLINA PROPERTIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  LZB FURNITURE GALLERIES OF
                                                  WASHINGTON, D.C., INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  LZB FURNITURE GALLERIES OF ST.
                                                  LOUIS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  SAM MOORE FURNITURE
                                                  INDUSTRIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  BAUHAUS U.S.A., INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  BAUHAUS EXPORTS, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________




                                                  WACHOVIA BANK, N.A., as Agent

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________